Exhibit 99.1
LIFECORE BIOMEDICAL REPORTS RESULTS FOR SECOND FISCAL QUARTER ENDED DECEMBER 31, 2007
CHASKA, MN. — January 15, 2008 — LIFECORE BIOMEDICAL, INC. (NASDAQ: LCBM) today reported net sales of $17.3 million in the second quarter ended December 31, 2007, an increase of 4% over net sales of $16.6 million in the second quarter of fiscal year 2007.
Net income of $1,243,000, or $0.09 per diluted share, was posted for the second fiscal quarter ended December 31, 2007 compared with net income of $1,366,000, or $0.10 per diluted share, in the quarter ended December 31, 2006.
Sales for the first six months of fiscal year 2008 were $33.0 million, an increase of 4% over the $31.6 million reported for the first six months of fiscal year 2007.
Net income for the first six months of fiscal 2008 was $2,506,000, or $0.18 per diluted share, compared with net income of $2,505,000, or $0.18 per diluted share, for the first six months of fiscal 2007.
“We are very pleased with the revenue and profitability of our hyaluronan business this quarter,” said Dennis J. Allingham, President and CEO. “However, domestic dental sales fell short of our growth expectations as we continue to transition the market to the Prima™ Implant System.”
The Company reported a cash and cash equivalents balance of $43.9 million at December 31, 2007. Cash effects associated with the income tax expenses reflected in the operating results were minimal due to the utilization of the Company’s net operating loss carry forwards and tax credit carry forwards. Substantially, all of the Company’s net operating loss carry forwards have been utilized through the quarter ended December 31, 2007.
Hyaluronan Division
Net sales from the Hyaluronan Division for the second quarter were $4.9 million, an increase of 13% from the $4.3 million reported in the same quarter last year. Net sales for the first six months in fiscal year 2008 were $9.7 million compared with $9.1 million in the same period last year. The increase is attributed to growth across all product segments and the strength of our market presence.
The Division reported operating income of $732,000 for the second quarter compared with operating income of $463,000 in the second quarter of fiscal year 2007. Operating income of $1,675,000 was reported for the six month period compared with operating income of $1,459,000 in the same period last year.
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“Strong hyaluronan sales from existing products and revenue from new product development contributed to the double-digit revenue growth,” said Allingham.
Dental Division
Net sales from the Dental Division for the second quarter were $12.4 million, up slightly from the $12.2 million recorded in the second quarter last year. Net sales for the first six months in fiscal year 2008 were $23.2 million compared with $22.5 million in the comparable period last year, an increase of 3%.
The Division reported operating income of $741,000 for the second quarter compared with operating income of $1,456,000 in the second quarter of fiscal year 2007. Operating income of $1,355,000 was reported for the six month period compared to operating income of $1,966,000 in the same period last year.
“Quarter over quarter sales of the Prima Implant System were up 19%, driving the Prima line to more than 40% of overall Dental Division sales, indicative of the strong market acceptance of this implant line,” said Allingham. “Our focus remains on increasing the recognition and acceptance of this premium product offering to the specialist segment.”
Outlook
Due to the Company’s agreement to be acquired by affiliates of Warburg Pincus for $17 per share in cash, as announced simultaneously with the financial results today, the Company has determined it will suspend guidance, pending the outcome of that acquisition.
Conference Call
The Company will host a conference call today at 7:00 a.m. Central Time to discuss second quarter results and other new developments. Investors interested in participating in the live call can dial (800) 896-8445 from the U.S. International callers can dial (785) 830-1916. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, January 22, 2008, by dialing (888) 203-1112 from the U.S., or (719) 457-0820 for international callers and entering confirmation code 2333334.
There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.lifecore.com. For those unable to participate during the live broadcast, the webcast will be archived for 30 days. The webcast is also being distributed over THOMSON/CCBN’s Investor Distribution Network. Individual investors can listen to the call through THOMSON/CCBN’s individual investor center at www.earnings.com Institutional investors can access the call via StreetEvents www.streetevents.com.
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The conference call may include forward-looking statements. See the cautionary information about such statements in the “Safe-Harbor Statement” section below.
Safe-Harbor Statement
Certain statements in this release regarding Lifecore’s anticipated future sales and financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the timing of orders from customers, continued market acceptance of the Company’s products, effectiveness of the dental sales force expansion, timing of regulatory approvals, success of new product development efforts, and other factors. These risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ending June 30, 2007, and other more recent filings. Actual results may differ materially from anticipated results.
About Lifecore Biomedical
Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.
News and general information are available through the Company’s website at www.lifecore.com or by telephone at 952-368-4300.
Contact:
Dennis J. Allingham, President and CEO
David M. Noel, Vice President of Finance and CFO
Larry D. Hiebert, Vice President
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Lifecore Biomedical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	June 30,
	2007	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$43,921,000	$39,105,000
Accounts receivable	14,337,000	15,555,000
Inventories	13,054,000	12,145,000
Deferred income taxes, net	2,505,000	3,684,000
Prepaid expense	1,376,000	1,448,000

Total current assets	75,193,000	71,937,000

PROPERTY, PLANT AND EQUIPMENT, NET	22,647,000	23,105,000

LONG-TERM INVENTORY	1,330,000	1,491,000
OTHER ASSETS	5,621,000	5,738,000

	$104,791,000	$102,271,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$6,346,000	$7,323,000
Long-term obligations	4,351,000	4,496,000
Long-term tax reserve	634,000	—
Long-term deferred income taxes, net	982,000	982,000
Shareholders’ equity	92,478,000	89,470,000

	$104,791,000	$102,271,000

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Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net sales	$17,294,000	$16,552,000	$32,977,000	$31,562,000
Cost of goods sold	6,429,000	6,498,000	12,411,000	12,070,000

Gross profit	10,865,000	10,054,000	20,566,000	19,492,000

Operating expenses
Research and development	1,471,000	1,017,000	2,711,000	2,113,000
Marketing and sales	5,629,000	5,241,000	10,457,000	10,153,000
General and administrative	2,292,000	1,877,000	4,368,000	3,801,000

	9,392,000	8,135,000	17,536,000	16,067,000

Operating income	1,473,000	1,919,000	3,030,000	3,425,000

Other income (expense)
Interest income	486,000	353,000	982,000	684,000
Interest expense	(58,000)	(71,000)	(126,000)	(135,000)
Currency transaction gains	140,000	11,000	194,000	84,000
Other	(4,000)	10,000	27,000	16,000

	564,000	303,000	1,077,000	649,000

Income before income taxes	2,037,000	2,222,000	4,107,000	4,074,000

Income tax expense	794,000	856,000	1,601,000	1,569,000

Net Income	$1,243,000	$1,366,000	$2,506,000	$2,505,000

Net income per share
Basic	$0.09	$0.10	$0.19	$0.19

Diluted	$0.09	$0.10	$0.18	$0.18

Weighted average shares outstanding
Basic	13,517,423	13,262,975	13,494,720	13,243,211

Diluted	13,820,001	13,734,547	13,808,820	13,724,866

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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended December 31,
(Unaudited)

	Hyaluronan Division		Dental Division		Consolidated
	2007	2006	2007	2006	2007	2006
Net sales	$4,881,000	$4,319,000	$12,413,000	$12,233,000	$17,294,000	$16,552,000
Cost of goods sold	1,987,000	2,262,000	4,442,000	4,236,000	6,429,000	6,498,000

Gross profit	2,894,000	2,057,000	7,971,000	7,997,000	10,865,000	10,054,000

Operating expenses
Research and development	1,049,000	688,000	422,000	329,000	1,471,000	1,017,000
Marketing and sales	222,000	201,000	5,407,000	5,040,000	5,629,000	5,241,000
General and administrative	891,000	705,000	1,401,000	1,172,000	2,292,000	1,877,000

	2,162,000	1,594,000	7,230,000	6,541,000	9,392,000	8,135,000

Operating income	$732,000	$463,000	$741,000	$1,456,000	$1,473,000	$1,919,000

Lifecore Biomedical, Inc.
Divisional Statements of Operations
Six Months Ended December 31,
(Unaudited)

	Hyaluronan Division		Dental Division		Consolidated
	2007	2006	2007	2006	2007	2006
Net sales	$9,730,000	$9,098,000	$23,247,000	$22,464,000	$32,977,000	$31,562,000
Cost of goods sold	4,071,000	4,384,000	8,340,000	7,686,000	12,411,000	12,070,000

Gross profit	5,659,000	4,714,000	14,907,000	14,778,000	20,566,000	19,492,000

Operating expenses
Research and development	1,937,000	1,404,000	774,000	709,000	2,711,000	2,113,000
Marketing and sales	340,000	397,000	10,117,000	9,756,000	10,457,000	10,153,000
General and administrative	1,707,000	1,454,000	2,661,000	2,347,000	4,368,000	3,801,000

	3,984,000	3,255,000	13,552,000	12,812,000	17,536,000	16,067,000

Operating income	$1,675,000	$1,459,000	$1,355,000	$1,966,000	$3,030,000	$3,425,000

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